Registrant incorporates by reference the following documents:

Declaration of Trust. Incorporated by reference to Registrant's Pre-Effective Amendment No. 2 to its Registration Statement dated January 28, 1997.

Current Bylaws. Incorporated by reference to Registrant's Pre-Effective Amendment No. 2 to its Registration Statement dated January 28, 1997.

Instruments Defining Rights of Security Holders. Incorporated by reference to Registrant's Pre-Effective Amendment No. 2 to its Registration Statement dated January 28, 1997.

Investment Advisory Agreement and Amendments thereto. Incorporated by reference to Registrant's Post-Effective Amendment No. 3 to its Registration Statement dated February 27, 1998 and Incorporated by reference to Registrant's Post-Effective Amendment No. 10 to its Registration Statement dated
August 25, 2000.

CIC/HCM Asset Management, Inc. Sub-Advisory Agreement. 2 Incorporated by reference to Registrant's Post-Effective Amendment No. 3 to its Registration Statement dated February 27, 1998.

Barclays Global Fund Advisors Sub-Advisory Agreement. Incorporated by reference to Registrant's Post-Effective Amendment No. 13 to its Registration Statement dated February 28, 2002.